PRA ANNOUNCES PROPOSED $250 MILLION OFFERING
OF CONVERTIBLE SENIOR NOTES DUE 2020

NORFOLK, Va., August 6, 2013 – Portfolio Recovery Associates, Inc. (PRA), a business and financial services company operating in the U.S. and U.K., today announced its intention to offer, subject to market and other conditions, $250 million aggregate principal amount of convertible senior notes due 2020 (the “notes”) in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

PRA also expects to grant the initial purchasers of the notes an option to purchase up to an additional $37.5 million aggregate principal amount of the notes to cover overallotments.

The notes will be unsecured, senior obligations of PRA, and interest will be payable semi-annually. Prior to February 1, 2020, the notes will be convertible only upon the occurrence of specified events; thereafter, until maturity, the notes will be convertible at any time. Upon conversion, the notes will be settled in cash, shares of PRA’s common stock or any combination thereof. PRA will not have the right to redeem the notes prior to maturity. Final terms of the notes, including the interest rate, conversion rate and other terms, will be determined by negotiations between PRA and the initial purchasers of the notes.

PRA intends to use an amount estimated to be approximately $190 million of the net proceeds from the offering of the notes to temporarily repay debt outstanding under its $400 million revolving credit facility. PRA also intends to use up to $50 million of the net proceeds from the offering of the notes to repurchase shares of its common stock in negotiated transactions with institutional investors through one of the initial purchasers or its affiliate.

PRA intends to use any remaining proceeds from the offering, if any, together with amounts available under its revolving credit facility, for portfolio acquisitions and/or business acquisitions, and for general corporate purposes including, but not limited to, organic growth, working capital and capital expenditures, or future stock repurchases and dividends.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of these securities will be made only by means of a private offering memorandum. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

About PRA
As a leader in the U.S. debt buying industry, Portfolio Recovery Associates, Inc. (NASDAQ: PRAA) returns capital to banks and other creditors that helps expand financial services for consumers. PRA collaborates with its customers to create affordable, realistic debt repayment plans. The company also provides a broad range of fee-based services to local governments and law enforcement, U.S. businesses, institutional investors, global hedge funds, and U.K. banks and creditors.

PRA has been annually ranked as one of Forbes’ 100 Best Small Companies in America since 2007, advancing to the Top 25 in 2012. The company also was recognized last year as one of Fortune’s 100 Fastest-Growing Companies in the U.S.  For more information, visit www.PortfolioRecovery.com.

About Forward-Looking Statements
Statements herein which are not historical, including PRA’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to PRA’s presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including statements regarding PRA’s intended offering and the terms of the notes. The proposed offering is subject to market conditions and there can be no assurance that the offering will be consummated on favorable terms or at all. Additional risk factors and other risks are described from time to time in PRA’s filings with the Securities and Exchange Commission (SEC) including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the SEC and available through PRA’s website, which contain a more detailed discussion of PRA’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Media Contact:
Rick Goulart
Vice President, Corporate Communications
(757) 961-3525
RickGoulart@PortfolioRecovery.com